Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333- 239008) and Form S-8 (No. 333-259595) of Sound Group Inc. of our report dated April 30, 2026 relating to the consolidated financial statements, which appears in this Form 20-F.

Singapore

April 30, 2026

/s/ Enrome LLP

Enrome LLP	143 Cecil Street # 19-03/04	admin @ enrome-group . com
	GB Building , Singapore 069542	www. enrome-group. com